ORGANIZED AND EXISTING UNDER AND BY VIRTUE OF

THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS

Number	PIMCO DYNAMIC CREDIT INCOME FUND	Shares

COMMON SHARES(S) OF	THIS CERTIFICATE IS TRANSFERABLE IN	CUSIP TO COME
BENEFICIAL INTEREST $0.00001 PAR VALUE PER SHARE	THE CITY OF BOSTON, MASSACHUSETTS OR NEW YORK, NEW YORK	SEE REVERSE SIDE FOR CERTAIN DEFINITIONS

This certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF BENEFICIAL INTEREST OF

PIMCO DYNAMIC CREDIT INCOME FUND, the said shares being issued, received and held under and subject to the terms and provisions of the Agreement and Declaration of Trust dated as of September 27, 2012, establishing the Fund, and all amendments thereto, copies of which are on file with the Secretary of The Commonwealth of Massachusetts, and the Fund’s Bylaws, and all amendments thereto. The said owner by accepting this certificate agrees to and is bound by all of the said terms and provisions. The common shares represented hereby are transferable in writing by the owner thereof in person or by attorney upon surrender of this certificate to the Fund, properly endorsed for transfer. This certificate is executed on behalf of the Trustees of the Fund as Trustees and not individually and the obligations hereof are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding only upon the assets and property of the Fund. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the seal of the Fund and the signatures of its duly authorized officers.

DATED:

TREASURER	PRESIDENT

The Fund will furnish a copy of the Agreement and Declaration of Trust and Bylaws to the holder of this certificate without charge upon written request.

EXPLANATION OF ABBREVIATIONS

The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below, may be used.

Abbreviation	Equivalent	Abbreviation	Equivalent
JT TEN	As joint tenants, with rights of survivorship	TEN IN COM	As tenants in common
	and not as tenants in common	TEN BY ENT	As tenants by the entireties
		UNIF TRANSFERS MIN ACT	Uniform Transfers to Minors Act

Abbreviation	Equivalent	Abbreviation	Equivalent
ADM	Administrator(s)	FDN	Foundation
	Administratrix	PL	Public Law
AGMT	Agreement	TR	(As) trustee(s) for, of
CUST	Custodian for	UA	Under Agreement
EST	Estate, Of estate of	UW	Under will of, Of will of,
EX	Executor(s), Executrix		Under last will & testament
FBO	For the benefit of

Additional abbreviations may also be used though not in the above list.

TRANSFER FORM

For value received,                                      hereby sell, assign and transfer unto:

                                             (I/We)

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

Please Print or Typewrite Name and Address (including postal Zip Code of Assignee)

                              Common Shares of Beneficial Interest represented by this Certificate, and do hereby irrevocably constitute and appoint                                          Attorney, to transfer such beneficial interest on the books of the Fund named therein with full power of substitution in the premises.

Dated                              ,

Signature(s)
Signature Guaranteed By		(The signature of this assignment must correspond exactly with the name as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatsoever. If more than one owner, all must sign.)

(Signature must be guaranteed by a commercial bank or trust company or member firm of any national stock exchange.)

IMPORTANT NOTICE

When you sign your name to the Transfer Form without filling in the name of your “Assignee” this certificate becomes fully negotiable, similar to a check endorsed in blank. Therefore, to safeguard a signed certificate, it is recommended that you fill in the name of the new owner in the “Assignee” space.

Alternatively, instead of using this Transfer Form, you may sign a separate “stock power” form and then mail the unsigned certificate and the signed “stock power” in separate envelopes. For added protection, use registered mail for a certificate.